As filed with the Securities and Exchange Commission on May 22, 2009

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

K•SWISS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	95-4265988
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

31248 Oak Crest Drive	91361
Westlake Village, California (Address of Principal Executive Offices)	(Zip Code)

K•Swiss Inc. 2009 Stock Incentive Plan

(Full Title of the Plan)

GEORGE POWLICK

Vice President-Finance, Chief Administrative Officer,

Chief Financial Officer and Secretary

K•Swiss Inc.

31248 Oak Crest Drive

Westlake Village, California 91361

(Name and Address of Agent for Service)

(818) 706-5100

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

JONATHAN K. LAYNE

Gibson, Dunn & Crutcher LLP

2029 Century Park East, Los Angeles, CA 90067

(310) 552-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒

Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee
Class A Common Stock, par value $0.01 per share	3,000,000	$7.98	$23,925,000	$1,335.02

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement also covers such indeterminable number of additional shares of the Registrant’s Class A Common Stock as may become issuable to prevent dilution in the event of stock splits, stock dividends, or similar transactions.
(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Class A Common Stock on the Nasdaq Global Select Market on May 15, 2009.

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed by K•Swiss Inc., a Delaware corporation (the “Registrant”), relating to 3,000,000 shares of its Class A common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible officers, employees, nonemployee directors and service providers of the Registrant under the K•Swiss Inc. 2009 Stock Incentive Plan (the “Plan”).

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

Item 2.	Registrant Information and Employee Plan Annual Information.

Not filed as part of this Registration Statement pursuant to the Note to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have previously been filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein and shall be deemed to be a part hereof:

(1) The Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008, filed with the Commission on March 5, 2009;

(2) The Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2009, filed with the Commission on May 7, 2009;

(2) The Registrant’s Current Report on Form 8-K filed with the Commission on March 27, 2009; and

(3) The description of the Registrant’s Class A Common Stock contained in the Registrant’s Registration Statement on Form

8-A dated June 4, 1990, including any amendment or report filed with the Commission for the purpose of updating such description.

In addition, all reports and other documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses actually and reasonably incurred in connection with the defense or settlement of such action or suit if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL (relating to unlawful payment of dividends and unlawful stock purchase and redemption) or (iv) for any transaction from which the director derived an improper personal benefit.

The Registrant’s Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws provide for the indemnification by the Registrant of each director, officer and employee of the Registrant to the fullest extent permitted by the DGCL.

The Registrant has entered into, and the stockholders of the Registrant ratified, separate but identical indemnity agreements (the “Indemnity Agreements”) with each director of the Registrant and certain officers of the Registrant. Pursuant to the terms and conditions of the Indemnity Agreements, the Registrant has agreed to indemnify each indemnitee against any amounts which the indemnitee becomes legally obligated to pay in connection with any claim against the indemnitee based upon any act, omission, neglect or breach of duty which the indemnitee may commit, omit or suffer while acting in his capacity as a director and/or officer of the Registrant; provided, however, that such claim: (i) is not based upon the indemnitee’s gaining in fact any personal profit or advantage to which the indemnitee is not legally entitled; (ii) is not for an accounting of profits in fact made from the purchase or sale by the indemnitee of securities of the Registrant within the meaning of Section 16(b) of the Exchange Act or similar provisions of any state law; and (iii) is not based upon the indemnitee’s knowingly fraudulent, deliberately dishonest or willful misconduct.

The Indemnity Agreements provide that all costs and expenses incurred by the indemnitee in defending or investigating such claim shall be paid by the Registrant in advance of the final disposition thereof unless a determination is made by the disinterested directors of the Registrant, independent legal counsel, the stockholders of the Registrant or a court of competent jurisdiction that: (i) the indemnitee did not act in good faith and in a manner that he reasonably believed to be in or not opposed to the best interests of the Registrant; (ii) in the case of any criminal action or proceeding, the indemnitee had reasonable cause to believe his conduct was unlawful; or (iii) the indemnitee intentionally breached his duty to the Registrant or its stockholders. Each indemnitee has undertaken to repay the Registrant for any costs or expenses so advanced if it shall ultimately be determined by a court of competent jurisdiction in a final, nonappealable adjudication that the indemnitee is not entitled to indemnification under the Indemnity Agreements.

The Registrant has a liability insurance policy in effect which covers certain claims against any officer or director of the Registrant by reason of certain breaches of duty, neglect, errors or omissions committed by such person in his or her capacity as an officer or director.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

Unless otherwise indicated below as being incorporated by reference to another filing of the Registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit No.	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of K•Swiss Inc. (incorporated by reference to exhibit 3.2 to the Registrant’s Form 10-K for fiscal year ended December 31, 2004).

4.2	Second Amended and Restated Bylaws of K•Swiss Inc. (incorporated by reference to exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on March 27, 2009).

4.3	Certificate of Designations of Class A Common Stock of K•Swiss Inc. (incorporated by reference to exhibit 3.2 to the Registrant’s Form S-1 Registration Statement No. 33-34369).

4.4	Certificate of Designations of Class B Common Stock of K•Swiss Inc. (incorporated by reference to exhibit 3.3 to the Registrant’s Form S-1 Registration Statement No. 33-34369).

4.5	Specimen K•Swiss Inc. Class A Common Stock Certificate (incorporated by reference to exhibit 4.1 to the Registrant’s Form S-1 Registration Statement No. 33-34369).

4.6	Specimen K•Swiss Inc. Class B Common Stock Certificate (incorporated by reference to exhibit 4.2 to the Registrant’s Form S-1 Registration Statement No. 33-34369).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP.

24.1*	Power of Attorney (included on signature page hereto).

99.1*	K•Swiss Inc. 2009 Stock Incentive Plan.

*Filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westlake Village, State of California, on this 19th day of May, 2009.

K•Swiss Inc.

By	/s/ George Powlick
George Powlick Vice President-Finance, Chief Administrative Officer, Chief Financial Officer and Secretary

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Steven Nichols and George Powlick, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, severally, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Steven Nichols Steven Nichols	Chairman of the Board of Directors, Chief Executive Officer and President (Principal Executive Officer)	May 19, 2009

/s/ George Powlick George Powlick	Vice President-Finance, Chief Administrative Officer, Chief Financial Officer, Secretary and Director (Principal Financial Officer and Principal Accounting Officer)	May 19, 2009

/s/ Lawrence Feldman Lawrence Feldman	Director	May 19, 2009

/s/ Stephen Fine Stephen Fine	Director	May 19, 2009

/s/ Mark Louie Mark Louie	Director	May 19, 2009

EXHIBIT INDEX

Exhibit No.	Exhibit Description

4.1	Amended and Restated Certificate of Incorporation of K•Swiss Inc. (incorporated by reference to exhibit 3.2 to the Registrant’s Form 10-K for fiscal year ended December 31, 2004).

4.2	Second Amended and Restated Bylaws of K•Swiss Inc. (incorporated by reference to exhibit 3.1 to the Registrant’s Form 8-K filed with the Commission on March 27, 2009).

4.3	Certificate of Designations of Class A Common Stock of K•Swiss Inc. (incorporated by reference to exhibit 3.2 to the Registrant’s Form S-1 Registration Statement No. 33-34369).

4.4	Certificate of Designations of Class B Common Stock of K•Swiss Inc. (incorporated by reference to exhibit 3.3 to the Registrant’s Form S-1 Registration Statement No. 33-34369).

4.5	Specimen K•Swiss Inc. Class A Common Stock Certificate (incorporated by reference to exhibit 4.1 to the Registrant’s Form S-1 Registration Statement No. 33-34369).

4.6	Specimen K•Swiss Inc. Class B Common Stock Certificate (incorporated by reference to exhibit 4.2 to the Registrant’s Form S-1 Registration Statement No. 33-34369).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

23.2*	Consent of Grant Thornton LLP.

24.1*	Power of Attorney (included on signature page hereto).

99.1*	K•Swiss Inc. 2009 Stock Incentive Plan.

*Filed herewith.